SUB-ITEM 77Q1(A)

An Amendment, dated October 16, 2012, to the Amended and Restated Declaration of Trust of MFS Series Trust XVI, dated December 29, 2010, is contained in Post-Effective Amendment No. 53 to the Registration Statement of MFS Series Trust XVI (File Nos. 2-36431 and 811-2032), as filed with the Securities and Exchange Commission via EDGAR on October 25, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.